Exhibit 23.2


                      CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 filed on May 22, 1995 and related Prospectus of State Street Boston Corporation for the registration of 2,986,111 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1995 with respect to the consolidated financial statements of State Street Boston Corporation included in its current report on Form 8-K dated May 19, 1995, filed with the Securities and Exchange Commission.


                              Ernst & Young LLP

Boston, Massachusetts
May 19, 1995

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